UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K
                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                Date of Report (date of earliest event reported):


                                February 1, 2006



                     MEDICAL STAFFING NETWORK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                      1-31299                 65-0865171
       -------------                 ------------              ------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


                901 Yamato Road, Suite 110, Boca Raton, FL 33431
                ------------------------------------------------
                    (Address of principal executive offices)

         Registrant's telephone number, including area code:561-322-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.06.  Material Impairments.

     On February 1, 2006, Medical Staffing Networks Holdings, Inc. (the "Company") announced a plan to reorganize the infrastructure in its Per Diem Nursing Division. The Company will close twelve per diem branch locations as part of the Company's ongoing efforts to increase productivity and reduce costs. The branch closures will allow management to focus on those markets in which there are better near-term opportunities. As a result of these initiatives, the Company expects to incur a charge of approximately $6 million in the first quarter of 2006. The charge will be comprised of approximately $3 million primarily related to severance costs and lease termination fees and approximately $3 million in non-cash goodwill impairment related to the branch closures.

         The Company will continue to increase its investment in growth initiatives in its Allied Healthcare Staffing Division and Travel Nurse Staffing Division, where market conditions are more favorable.

Item 9.01.  Financial Statements and Exhibits.

            (a) Not Applicable.

            (b) Not Applicable.

            (c) Exhibits:

                99.1   Press Release dated February 1, 2006

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  February 2, 2006                  MEDICAL STAFFING NETWORK HOLDINGS, INC.



                                         By:  /s/ N. Larry McPherson
                                             -------------------------------
                                              N. Larry McPherson
                                              Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit No.    Description

99.1           Press Release dated February 1, 2006